UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2004

ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Pacific Avenue, Suite 222, San Francisco, California		94111

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(415) 733-4000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

     On December 13, 2004, ABM Industries Incorporated (the “Company”) issued a press release that reported, among other things, a change in methodology associated with its insurance reserves, adverse developments in its insurance reserves and expected sales and income from continuing operations for the fourth quarter and fiscal year ended October 31, 2004. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

     The December 13, 2004 press release incorporated by reference in Item 2.02 announced that the Company was changing the methodology associated with insurance reserves, which will move its insurance reserves to an actuarial point estimate. The effect of this change will be to increase the Company’s self-insurance reserves at October 31, 2004 by $27 million. The Company is evaluating whether generally accepted accounting principles require that the $27 million adjustment (approximately $16.4 million after-tax or approximately $0.33 per diluted share) to self-insurance reserves related to this change in accounting methodology be reflected in fourth quarter of fiscal year 2004 results or whether up to approximately $22 million should be allocated to prior years. The Audit Committee of the Board of Directors has discussed this issue with both management and the Company’s independent auditors.

Item 7.01 Regulation FD Disclosure.

     The information required by this Item is included in Items 2.02 and 4.02.

Item 8.01 Other Events.

     On December 13, 2004 ABM Industries Incorporated issued a press release announcing that a quarterly dividend of $0.105 per share would be paid on February 7, 2005, to the record holders of common stock as of the close of business on January 14, 2005. A copy of the press release is attached as Exhibit 99.2, which is incorporated into this item by reference.

Item 9.01 Financial Statements and Exhibits.

     99.1 Press release dated December 13, 2004 disclosing a change in the Company’s methodology associated with its insurance reserves, adverse developments in its insurance reserves and expected sales and income from continuing operations for the fourth quarter and fiscal year ended October 31, 2004.

     99.2 Press Release of ABM Industries Incorporated dated December 13, 2004, announcing the declaration of a dividend.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED
Dated: December 13, 2004	By:	/s/ George B. Sundby
George B. Sundby
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press release dated December 13, 2004 disclosing a change in the Company’s methodology associated with its insurance reserves, adverse developments in its insurance reserves and expected sales and income from continuing operations for the fourth quarter and fiscal year ended October 31, 2004.

99.2	Press Release of ABM Industries Incorporated dated December 13, 2004, announcing the declaration of a dividend.